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                                                                   EXHIBIT 99


                           PHONETEL TECHNOLOGIES, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

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
                                   ----------  ---------------------------------------   ----------
                                                  ADDITIONS
                                     BALANCE   --------------------------
                                       AT         CHARGED TO       FROM    DEDUCTIONS    BALANCE
                                    BEGINNING  COSTS, EXPENSES   ACQUIRED  RELATING TO   AT END
                                     OF YEAR    OR TAX BENEFIT   COMPANY   WRITE-OFFS    OF YEAR
                                   ----------  ---------------   --------  -----------   ----------
Year ended December 31, 1995
Allowances deducted from related
  balance sheet accounts:
    Accounts Receivable                   $44        ($4)                                   $40
    Deferred Tax Assets                 1,913      4,335                                  6,248
    Intangible Assets                   1,255      2,537                                  3,792


Year ended December 31, 1996
Allowances deducted from related
  balance sheet accounts:
    Accounts Receivable                    40         92                       ($40)         92
    Deferred Tax Assets                 6,248      3,455                                  9,703
    Intangible Assets                   3,792      7,768                     (1,368)     10,192


Year ended December 31, 1997
Allowances deducted from related
  balance sheet accounts:
    Accounts Receivable                    92        267           $148                     507
    Deferred Tax Assets                 9,703      3,054                                 12,757
    Intangible Assets                  10,192     15,528                                 25,720
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